                                                                    EXHIBIT 21.1


                       LIST OF THE COMPANY'S SUBSIDIARIES


                          Name                                      Jurisdiction of Incorporation
                          ----                                      -----------------------------
                     Eastman, Inc.                                             Delaware
          Eastman Office Products Corporation                                  Delaware
                   Nevada O.C., Inc.                                          California
                       ODI, Inc.                                               Delaware
                 OD International, Inc.                                        Delaware
              Office Depot of Texas, Inc.                                       Texas
                   Office Town, Inc.                                         Puerto Rico
                    Texas O.C., Inc.                                            Texas
            The Canadian Office Depot, Inc.                            British Columbia, Canada
                 The Office Club, Inc.                                        California
                Southern Terminals, Inc.                                    North Carolina
              Carolina Rail Services, Inc.                                  North Carolina
                   Con Eng Coal, Inc.                                        Pennsylvania
                  OD Commercial, Inc.                                          Delaware
                    OD Wilson, Inc.                                            Delaware
                       ODO, Inc.                                               Florida
                     L.E. Muran Co.                                         Massachusetts
                  Yorkship Press Inc.                                         New Jersey